UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2005

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (908) 766-5000

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 24, 2005, Hooper Holmes, Inc. (the “Company”) and James M. McNamee, the Company’s President and Chief Executive Officer and the Chairman of the Company’s Board of Directors, entered into a Resignation and Release Agreement (the “Agreement”). Under the terms of the Agreement, Mr. McNamee resigned as President and Chief Executive Officer, and from all other offices, of the Company, including that as a member of the Company’s Board of Directors, effective as of August 24, 2005 (the “Resignation Date”). Mr. McNamee will remain a Company employee on inactive status through August 31, 2005 (the “Termination Date”).

Under the Agreement, the Company will pay the compensation and provide the benefits to Mr. McNamee provided for under certain provisions of the Employment Agreement, dated as of May 23, 2003, between the Company and Mr. McNamee (the “McNamee Employment Agreement”). This will consist of the following:

•	payment to Mr. McNamee of (i) any accrued but unpaid base salary prior to the Termination Date, (ii) any accrued but unpaid expenses required to be reimbursed under the McNamee Employment Agreement, (iii) all compensation previously deferred, but not yet paid to, Mr. McNamee, and (iv) any vacation accrued to the Termination Date;

•	payment of the cost of continued coverage of Mr. McNamee and his spouse under all medical, dental, vision and prescription drug plans in which Mr. McNamee was entitled to participate prior to his last day of employment until his death (and, with respect to his spouse, until her death, if she survives Mr. McNamee);

•	continued payment of the annual premiums of the life insurance policy with respect to Mr. McNamee under the Company’s Supplemental Executive Retirement Plan until the earlier of the date Mr. McNamee attains age 65 (i.e., in February 2010) or his death (such payments to be $106,155 per year);

•	continued coverage under all life, disability and other welfare benefit plans, programs or arrangements in which Mr. McNamee was entitled to participate immediately prior to the Termination Date, until the earlier to occur of (i) the end of the 24-month period following the Termination Date, or (ii) Mr. McNamee’s death; and

•	a lump-sum payment, to be paid within 60 days after the Termination Date, equal to two times Mr. McNamee’s base salary in effect immediately prior to the Termination Date (i.e., $750,000 per year).

The Company will withhold all applicable federal, state, local and other taxes from any compensation and benefits payable to Mr. McNamee under the Agreement.

In addition to the compensation and other benefits described above, options exercisable for shares of the Company’s common stock held by Mr. McNamee on the Resignation Date will continue to be exercisable for the one-year period following the Termination Date, consistent with the Company’s policies and taking into consideration Mr. McNamee’s age and length of service with the Company.

Under the Agreement, the Company and Mr. McNamee provide each other with general and specific releases of any claims, known or unknown, against the other. Mr. McNamee’s release expressly excludes any of the Company’s obligations under the Agreement and any rights to indemnification and reimbursement of expenses he has under state or federal law, the Company’s organizational documents or any existing indemnification agreement with the Company. The Company’s release expressly excludes any claims arising from violation of laws, material breaches of Company policies, unauthorized disclosure of Company proprietary or confidential information, and his obligations under the Agreement and certain provisions of the McNamee Employment Agreement (most notably, the restrictive covenants covering such matters as the non-disclosure of trade secrets and confidential information, the non-solicitation of customers, non-competition generally and the non-solicitation of employees). The restrictive covenants apply for a one- or two-year period following the Termination Date. In the event that the Company determines that Mr. McNamee has breached any of the restrictive covenants, the Company has the right to discontinue any or all of the remaining welfare plan-related benefits. This right is in addition to any and all other rights and remedies that the Company may have against Mr. McNamee.

Item 1.02.	Termination of a Material Agreement.

The Agreement described in Item 1.01 of this Form 8-K expressly provides that as of the Resignation Date, the McNamee Employment Agreement and any and all obligations and liabilities of either party thereunder are terminated, released and of no further force and effect, except as explicitly set forth in the Agreement. The terms of the Employment Agreement were summarized in the Company’s proxy statement on Schedule 14A for its 2005 annual shareholders meeting, filed with the Securities and Exchange Commission on April 22, 2005. See the disclosure in the proxy statement under the “Compensation of Executive Officers - Employment Contracts and Change-in-Control Arrangements - The McNamee Employment Agreement,” which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Under the terms of the Agreement described in Item 1.01 of this Form 8-K, Mr. McNamee has resigned from his position as a member of the Company’s Board of Directors, effective as of August 24, 2005. Mr. McNamee served as the Chairman of the Board since 1996. At the time of his resignation, he also served as a member of the Management and Planning Committee of the Board.

(c) Concurrent with Mr. McNamee’s resignation, the Company’s Board of Directors appointed Mr. Benjamin A. Currier as the Company’s Chief Executive Officer, to serve in such capacity on an interim basis while the Board undertakes the search process for Mr. McNamee’s successor. Mr. Currier, who has served on the Board since 1996 and as Lead Director since 2004, will also assume the role of Chairman of the Board. Mr. Currier, age 71, is a retired insurance executive, having most recently served as Senior Vice President Operations for an ING/Barings subsidiary (prior to his retirement in 1997) and prior to that as a Vice President at Allstate Life. The Board has not yet considered the terms of Mr. Currier’s employment as interim CEO, including his level of compensation. The Company will file an amendment to this Form 8-K within four business days after such arrangements are made.

In connection with his appointment as interim CEO, Mr. Currier has stepped down from his positions as a member of the Board’s Audit, Compensation, and Governance and Nominating Committees. The listing standards of the American Stock Exchange (on which shares of the Company’s common stock are listed) require that members of each such committee be “independent,” as defined by applicable AMEX rules.

(d) Concurrent with Mr. McNamee’s resignation, the Company’s Board of Directors appointed Mr. Paul Kolicki to serve as a member of the Board and its Management and Planning Committee. Mr. Kolacki, age 63, served as Executive Vice President and Chief Operating Officer of the Company from 1991 through 2000, at which time he retired after 35 years of service with the Company. Mr. Kolacki has performed and will continue to perform consulting services for the Company. The Company has paid Mr. Kolacki amounts slightly in excess of $60,000 for consulting services rendered in each of fiscal year 2004 and the first eight months of the current fiscal year.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Resignation and Release Agreement, entered into on August 24, 2005, by and between Hooper Holmes, Inc. and James M. McNamee

99.1	Press release, dated August 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date: August 30, 2005	By:	/s/ Robert W. Jewett
Robert W. Jewett
Senior Vice President and General Counsel

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